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                                                                EXHIBIT 21.1

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SUBSIDIARY                                              JURISDICTION

MCT Cablevision, Limited Partnership                        Delaware

MCT Cablevision, Ltd.                                   Pennsylvania

Pegasus Broadcast Associates, L.P.                      Pennsylvania

Pegasus Broadcast Television, Inc.                      Pennsylvania

Pegasus Cable Television, Inc.                         Massachusetts

Pegasus Cable Television Connecticut, Inc.               Connecticut

Pegasus Cable Television of San German, Inc.             Puerto Rico

Pegasus Communications Management Company               Pennsylvania

Pegasus Media and Communications, Inc.                      Delaware

Pegasus Satellite Television, Inc.                          Delaware

Portland Broadcasting, Inc.                                    Maine

WDBD License Corp.                                          Delaware

WDSI License Corp.                                          Delaware

WILF, Inc.                                                  Delaware

WOLF License Corp.                                          Delaware

WTLH, Inc.                                                  Delaware

WTLH License Corp.                                          Delaware
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